EXHIBIT 5.1

                               KRYS BOYLE, P.C.
                               Attorneys at Law
Telephone                   Suite 2700 South Tower                  Facsimile
(303) 893-2300              600 Seventeenth Street             (303) 893-2882
                         Denver, Colorado  80202-5427


                               August 9, 2005

Delta Petroleum Corporation
Suite 1400
475 17th Street
Denver, Colorado  80202

Dear Board of Directors:

     We have acted as counsel to Delta Petroleum Corporation, a Colorado corporation (the "Company"), in connection with the preparation and filing with the Securities and Exchange Commission of a Registration Statement on Form S-4 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), of the offer and exchange by the Company (the "Exchange Offer") of (i) $150,000,000 aggregate principal amount of the Company's 7% Senior Subordinated Notes due 2015 (the "Initial Notes") for $150,000,000 aggregate principal amount of a new series of notes with substantially identical terms (the "Exchange Notes") and (ii) the guarantees (the "Guarantees") of certain subsidiaries of the Company listed in the Registration Statement as guarantors (the "Subsidiary Guarantors") of the Initial Notes for Guarantees with substantially identical terms of the Exchange Notes (the "Exchange Guarantees"). The Initial Notes are to be offered in exchange for the Exchange Notes in the Exchange Offer pursuant to the Registration Rights Agreement, dated March 15, 2005 (the "Registration Rights Agreement"), by and among the Company, the Subsidiary Guarantors, and and J.P. Morgan Securities Inc., Citigroup Global Markets Inc., Lehman Brothers Inc., Bear, Stearns & Co. Inc., Petrie Parkman & Co., Sterne, Agee & Leech, Inc. and Piper Jaffray & Co.

     The Initial Notes have been issued as pursuant to that certain Indenture, dated as of March 15, 2005 (the "Indenture"), by and among the Company, the Subsidiary Guarantors and U.S. Bank National Association (the "Trustee"). The Exchange Notes will also be issued pursuant to the Indenture. Unless the context otherwise requires, each capitalized term used and not defined herein shall have the meaning given such term in the Indenture.

     In connection with this opinion, we have examined the Indenture, the Registration Rights Agreement, the Registration Statement, the Company's Articles of Incorporation and Bylaws, both as currently in effect; such other records of the corporate proceedings of the Company and certificates of the Company's officers as we have deemed relevant.

     In our examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such copies.

     Based upon the foregoing and subject to the limitations set forth herein, we are of the opinion that that when the Registration Statement has become effective under the Securities Act, (1) the Exchange Notes, when duly executed, authenticated, issued, and delivered in exchange for the Initial Notes in accordance with the Exchange Offer, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms and entitled to the benefits of the Indenture and subject to the obligations of the Indenture, and (2) the Exchange Guarantees, when duly executed and delivered by the Subsidiary Guarantors, will constitute valid and binding obligations of the respective Subsidiary Guarantors, enforceable against the respective Subsidiary Guarantors in accordance with their terms, except, in the case of each of clauses (1) and (2), as enforcement is subject to (a) laws relating to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other laws relating to or affecting the enforcement of creditors' rights or the collection of debtors' obligations generally and (b) principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law).

     This opinion is limited in all respects to the corporate laws of the state of Colorado, the laws of the state of New York and the federal laws of the United States of America.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption "Legal Matters" in the prospectus which is part of the Registration Statement.

                                    Very truly yours,

                                    /s/ Krys Boyle, P.C.

                                    KRYS BOYLE, P.C.